EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Mel Venkateswaran, Chief Executive Officer and Director of North Coast Partners, Inc. (the “Company”), and Wong Peck Ling, Chief Financial Officer and Director of the Company, certify, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to each of their knowledge, the Annual Report on Form 10-KSB of the Company for the fiscal year ended August 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 18, 2007

/s/ Mel Venkateswaran
Mel Venkateswaran
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Wong Peck Ling
Wong Peck Ling
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.